THIS SECURED CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS SECURED CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS SECURED CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS SECURED CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN NOTE PURCHASE AGREEMENT, DATED December 7, 2012, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

FORM OF

SECURED CONVERTIBLE PROMISSORY NOTE

$	December 7, 2012
New York, New York

FOR VALUE RECEIVED, Grandparents.Com, Inc., a Delaware corporation (the “Company”), promises to pay to the order of ____________________, or its registered assigns (“Holder”), the principal sum of $___________ with interest compounded annually on the outstanding principal amount at the rate of twelve percent (12%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate of interest then permitted under applicable law (the “Applicable Rate”). Interest shall commence with the date hereof and shall continue on the outstanding principal of this Secured Convertible Promissory Note (this “Note”) until paid or converted in accordance with the provisions hereof. Notwithstanding the foregoing (and for the avoidance of doubt), interest on this Note shall not be due and payable until the Maturity Date (as defined below).

1.          Definitions. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

2.          Note Purchase Agreement. This Note is issued pursuant to the terms of that certain Note Purchase Agreement (the “Agreement”) dated as of December 7, 2012, by and among the Company and the investors set forth in the Schedule of Investors attached thereto as Exhibit A. This Note is one of several notes (referred to herein as the Notes or the “Bridge Notes”) having like tenor and effect (except for variations necessary to express the name of the holder, the principal amount of each of the Bridge Notes and the date on which each Note is issued) issued or to be issued by the Company in accordance with the terms of the Agreement. The Bridge Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Bridge Notes shall be applied ratably and proportionately on the outstanding Bridge Notes on the basis of the respective principal amount of the outstanding indebtedness represented by each thereof. This Note is convertible into Common Stock in accordance with Section 2.5 of the Agreement. Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be or may automatically become immediately due and payable as provided in the Agreement.

3.          Maturity. Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest under this Note shall become fully due and payable on the earlier of (i) June 1, 2013, (ii) the closing of a Qualified Financing or (iii) the acceleration of the maturity of this Note by Holder upon the occurrence of an Event of Default (such earlier date, the “Maturity Date”).

4.          Payments.

(a)          Form of Payment. All payments of interest and principal (other than payment by way of conversion) shall be in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company. Except as otherwise provided in the Security Agreement, all payments shall be applied first to accrued interest, and thereafter to principal.

(b)          Prepayment. The Company shall have the right to prepay, upon five (5) Business Days written notice, any amounts owed under this Note in whole or in part at any time without the prior written consent of Holder.

(c)          Security Agreement. The Company’s obligations hereunder shall be secured pursuant to the Security Agreement.

5.          Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

6.          Governing Law. This Note is to be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

7.          Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company and Holder.

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8.          Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 8.6 of the Agreement.

9.          Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Bridge Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.         Assignment. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein.

11.         Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12.         Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of Holder as of the date of issuance hereof, shall initially be the address for Holder as set forth in the Agreement); provided that Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with not less than two (2) Business Days prior written notice setting out such request and Holder’s wire transfer instructions. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day and such extension of time shall be included in the computation of accrued interest.

13.         Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

14.         Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Transaction Documents.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

GRANDPARENTS.COM, INC.

By:
Name: Joseph Bernstein
Title: Co-Chief Executive Officer

[Signature Page to Secured Convertible Promissory Note]